Exhibit 10.22

Execution Version

WARRANT

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

BROOKE CREDIT CORPORATION

WARRANT

dated as of October 31, 2006

THIS CERTIFIES THAT, for value received, FMP II Co-Investment, LLC or its successors or assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time), on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Brooke Credit Corporation, a Kansas corporation (the “Company”), 1,409 Shares at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5. By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1. Definitions and Construction.

(a) Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“Adjustment Event” has the meaning set forth in Section 9(b)(iv).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Aggregate Put Amount” has the meaning set forth in Section 9(a)(ii).

“Appraisal Notice” has the meaning set forth in Section 5(n)(i).

“Appraisal Notice Period” has the meaning set forth in Section 5(n)(i).

“Appraised Value” means at any time the fair market value thereof determined in accordance with and subject to Section 5(n).

“Appraiser” has the meaning set forth in Section 5(n)(ii).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Call Closing Date” has the meaning set forth in Section 9(b)(i).

“Call Notice” has the meaning set forth in Section 9(b)(i).

“Call Option” has the meaning set forth in Section 9(b)(i).

“Call Period” means the period commencing on the earlier to occur of a Disposition Transaction and the fifth anniversary of the Closing Date and ending on the Expiration Date.

“Call Purchase Price” means, with respect to the exercise of a Call Option, the product of (a) the number of Call Securities and (b) the quotient obtained by dividing (i) the Appraised Value of the Company, by (ii) the number of issued and outstanding Shares on the Call Closing Date plus the number of Shares issuable upon exercise of the Warrants.

“Call Securities” has the meaning set forth in Section 9(b)(i).

“Capital Reorganization” has the meaning set forth in Section 5(d).

“Clawback Amount” has the meaning set forth in Section 9(b)(iv).

“Clawback Threshold” has the meaning set forth in Section 9(b)(iv).

“Closing Date” has the meaning set forth in the Note and Warrant Purchase Agreement.

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported sale price on such day on the principal national securities exchange on which the Shares are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Shares shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ Global Market or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Shares shall not be quoted on the NASDAQ Global Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a), (b), or (c) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

“Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Company” has the meaning set forth in the introductory paragraph to this Warrant.

“Convertible Securities” has the meaning set forth in Section 5(b)(ii).

“Demand Registration Period” means the period commencing six months after a Qualified IPO.

“Designated Holder” means, for any purpose, any holder (or a representative designated by such holder) of Warrants and Warrant Shares which is designated for such purpose by the Requisite Holders.

“Determination Date” has the meaning set forth in Section 5(c)(ii).

“Disposition Transaction” means the occurrence of a Mandatory Repurchase Event (as defined in the Note and Warrant Purchase Agreement).

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

“Excluded Options” has the meaning set forth in Section 5(b)(ii).

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” means $0.01 per Warrant Share, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means October 31, 2014.

“Indemnified Party” has the meaning set forth in Section 6(h).

“Indemnifying Party” has the meaning set forth in Section 6(h).

“Initial Holder(s)” means each of Falcon Mezzanine Partners II, LP, FMP II Co-Investment, LLC, and JZ Equity Partners PLC, and their respective Affiliates and Approved Funds.

“Initiating Holders” has the meaning set forth in Section 6(a)(i).

“Inspector” has the meaning set forth in Section 6(d)(xi).

“Market Price” on any day means (a) the unweighted average of the daily Closing Prices per Share for the 20 consecutive trading days prior to such date or (b) if clauses (a), (b) and (c) of the definition of “Closing Price” are inapplicable, then the Appraised Value as of such day shall apply; provided that for purposes of the application of Section 5(b) to a Share Distribution pursuant to a public offering registered under the Securities Act, “Market Price” means the Closing Price per Share for the trading day preceding the effective date of the registration statement with respect to such public offering (or in the case of an initial public offering, the price per Share in such offering).

“Note” means a “Note” as defined in the Note and Warrant Purchase Agreement.

“Note and Warrant Purchase Agreement” means that certain Note and Warrant Purchase Agreement, dated as of the date hereof, between the Company, the Warrant Holder and the other Purchasers party thereto, and any amendments thereto; unless otherwise specifically stated references herein to the Note and Warrant Purchase Agreement or to provisions thereof, and the incorporation herein of any provisions thereof, shall remain operative notwithstanding the termination of the Note and Warrant Purchase Agreement or the payment of the indebtedness of the Company thereunder.

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Observers” has the meaning set forth in Section 10(d).

“Options” has the meaning set forth in Section 5(b)(ii).

“Parent” shall mean Brooke Corporation, a Kansas corporation.

“Participating Holders” has the meaning set forth in Section 6(d)(i).

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Put Amount” has the meaning set forth in Section 9(a)(ii).

“Put Closing Date” has the meaning set forth in Section 9(a)(i)(y).

“Put Deferral Amount” has the meaning set forth in Section 9(a)(iii).

“Put Deferral Event” has the meaning set forth in Section 9(a)(iii).

“Put Event” shall have occurred upon any of the following dates: (i) the date of any Disposition Transaction, (ii) the date the Company receives a notice of acceleration with respect to the Notes or (iii) the date that is 30 days after the Requisite Holders have given the Company notice of any breach of any covenant or agreement contained herein, so long as such breach is continuing on such date.

“Put Note” has the meaning set forth in Section 9(a)(iii).

“Put Notice” has the meaning set forth in Section 9(a)(i).

“Put Option” means the right of the holders of Warrants and Warrant Shares to have such Warrants and Warrant Shares purchased by the Company pursuant to Section 9(a).

“Put Period” means a period commencing on the earlier of a Put Event and five years (5) after the date hereof, and ending on the Expiration Date.

“Put Purchase Price” means, for any Test Date, the quotient obtained by dividing (a) the Appraised Value of the Company, by (b) the number of issued and outstanding Shares on such Test Date plus the number of Shares issuable upon exercise of the Warrant.

“Put Securities” has the meaning set forth in Section 9(a)(i).

“Qualified IPO” means a public offering of the Shares by the Company the aggregate gross proceeds of which attributable to sales for the account of the Company, when combined with the gross proceeds attributable to sales for the account of the Company from all previous public offerings of Shares by the Company, if any, exceed $50 million in the aggregate, and the Shares in such offerings are listed for trading on either the New York Stock Exchange or the NASDAQ Global Market.

“Quarterly Date” has the meaning set forth in Section 9(a)(iii).

“Records” has the meaning set forth in Section 6(d)(xi)).

“Registrable Securities” means any Warrant Shares until (a) a registration statement under the Securities Act covering such Warrant Shares shall have been declared effective and such Warrant Shares shall have been disposed of pursuant to such effective registration statement, (b) such Warrant Shares shall have been sold under circumstances in which all of the conditions of Rule 144 (or any similar provisions then in force) under the Securities Act were met or all such Warrant Shares may be sold pursuant to Rule 144(k) in any three month period, or (c) such Warrant Shares shall have been otherwise transferred, the Company shall have delivered one or more certificates or other evidence of ownership of such Warrant Shares not bearing the legend required pursuant to Section 2 and such Warrant Shares may be resold without subsequent registration under the Securities Act.

“Registration Request” has the meaning set forth in Section 6(a)(i).

“Repurchase” has the meaning set forth in Section 5(c)(ii).

“Repurchase Premium” has the meaning set forth in Section 5(c)(ii)(B).

“Requisite Holders” means at any time holders of Warrant Shares and Warrants representing more than 50% of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants.

“Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

“Securityholders Agreement” means that certain Securityholders Agreement dated as of October __, 2006 by and among the Company and the Securityholders named therein, as the same may be amended and/or restated from time to time in accordance with its terms.

“Senior Credit Agreement” has the meaning set forth in the Note and Warrant Purchase Agreement, including any amendments thereto to which the Requisite Holders have consented in writing.

“Selling Holders” has the meaning set forth in Section 9(a).

“Share Distribution” has the meaning set forth in Section 5(b)(i).

“Share Reorganization” has the meaning set forth in Section 5(a).

“Shares” means the Company’s currently authorized common stock, $.01 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

“Special Distributions” has the meaning set forth in Section 5(c).

“Test Date” means with respect to each Put Notice, the last day of the month immediately prior to such Put Notice.

“Warrant” means, as the context requires, (a) this warrant or (b) any of the other Share purchase warrants originally issued pursuant to or in connection with the Note and Warrant Purchase Agreement and, in either case, any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Holder” has the meaning set forth in the introductory paragraph to this Warrant.

“Warrant Shares” means the number of Shares issued or issuable upon exercise of this Warrant as set forth in the introduction hereto, as adjusted from time to time pursuant to Section 5, or in the case of other Warrants, issuable upon exercise of those Warrants.

In addition to the foregoing definitions, capitalized terms used herein and not otherwise defined have the meaning set forth in the Note and Warrant Purchase Agreement.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c) Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d) Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified. Any reference to this Warrant, or the other Purchaser Documents (as defined in the Note and Warrant Purchase Agreement) includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Definitions from the Note and Warrant Purchase Agreement which are referenced herein are incorporated herein in full (together with any necessary constituent definitions) and remain operative notwithstanding any termination of the Note and Warrant Purchase Agreement.

(e) Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f) No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2. Exercise of Warrant.

(a) Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and by payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either (i) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount, (ii) by receiving from the Company the number of Warrant Shares equal to (A) the number of Warrant Shares as to which this Warrant is being exercised minus (B) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, (iii) by surrendering that portion of any Note held by the Warrant Holder in an amount equal to the Exercise Amount, or (iv) any combination of the foregoing. The Company acknowledges that the provisions of clause (ii) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (ii) will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act. At the request of any Warrant Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (ii).

(b) Effectiveness and Delivery. As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of Shares specified in such Notice of Exercise, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. This Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company.

(c) Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

(d) Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e) Fractional Shares. The Company shall not be required (but may elect) to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay (unless it elects to issue fractions of a share) to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(f) Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants.

(g) Automatic Cashless Exercise. To the extent that there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date. Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount with respect to such automatic exercise.

Section 3. Investment Representation.

By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws, and that the Warrant Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Section 4. Validity of Warrant and Issuance of Shares.

(a) The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b) The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances of any kind whatsoever.

Section 5. Antidilution Provisions.

The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a) Share Reorganization. If the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b) Share Distribution.

(i) If the Company shall issue, sell or otherwise distribute any Shares, other than pursuant to a Share Reorganization (which is governed by Section 5(a)) (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a “Share Distribution”), for a consideration per Share less than (x) the Market Price immediately prior to such Share Distribution or (y) the Exercise Price then in effect, then, effective upon such Share Distribution, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of Shares outstanding immediately prior to such Share Distribution multiplied by the higher of such Market Price and the Exercise Price, plus (B) the consideration, if any, received by the Company upon such Share Distribution, and the denominator of which shall be the product of (1) the total number of Shares outstanding immediately after such Share Distribution multiplied by (2) the higher of such Market Price and the Exercise Price. If any Share Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, then, effective at the time such adjustment is made, the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such event and the denominator of which shall be the Exercise Price as adjusted in accordance with this Section 5(b). The provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or reduce the number of Shares subject to purchase upon exercise of this Warrant.

(ii) If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase Shares, or any warrants or options for the purchase of Shares or any securities convertible into or exchangeable for Shares (such rights, warrants or options being herein called “Options” and such convertible or exchangeable securities being herein called “Convertible Securities”), other than the Excluded Options (as defined below), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than (A) the Market Price immediately prior to the granting of such Options or (B) the Exercise Price, then, for purposes of Section 5(b)(i), the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration of such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, the Company shall not be required to make any adjustments with respect to (i) the issuance of Options to purchase up to 676,523 shares of Common Stock (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) to officers, employees, directors or consultants of the Company in connection with their employment by the Company, position as director or their retention as consultants by the Company, in each case as authorized by the Board of Directors and issued pursuant to a qualified or non-qualified incentive compensation plan of the Company, and (ii) the issuance of the warrant to purchase 100,446 shares of Common Stock (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) issued to Morgan Joseph & Co., Inc. on the date hereof.

(iii) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than (A) the Market Price immediately prior to such issuance, sale or distribution or (B) the Exercise Price, then, for purposes of Section 5(b)(i), the total maximum number of Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

(iv) If (x) the purchase price provided for in any Option referred to in Section 5(b)(ii) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 5 (b)(ii) or 5(b)(iii) or the rate at which any Convertible Securities referred to in Sections 5(b)(ii) or 5(b)(iii) are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 5), or (y) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (x) of this paragraph (iv)) or had such adjustment not been made (in the case of any event referred to in clause (y) of this paragraph (iv)).

(v) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Shares, Options or Convertible Securities, other than pursuant to a Share Reorganization (which is governed by Section 5(a)), then, for purposes of this Section 5(b), such Shares, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

(vi) If any Shares, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, less any expenses in excess of reasonable and customary expenses incurred in connection therewith. If any Shares, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, less any expenses in excess of reasonable and customary expenses incurred in connection therewith. If any Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving entity as shall be attributable to such Shares, Options or Convertible Securities, as the case may be, at the time of the merger as determined in good faith by the Board of Directors of the Company (in making such determination the members of its Board of Directors may give effect to the proposed acquisition and incorporate the prospects of the performance of the assets and business of the non-surviving corporation over the 12 month period following the acquisition, including any reasonably demonstrable synergistic or value enhancing factors). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(c) Special Distributions; Above Market Purchases of Securities.

(i) If the Company shall issue or distribute to any holder or holders of Shares evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding (i) a Share Reorganization and (ii) a Share Distribution), whether or not accompanied by a purchase, redemption or other acquisition of Shares (any such nonexcluded event being herein called a “Special Distribution”), then the Warrant Holder shall be entitled to a pro-rata Share of such Special Distribution as though the Warrant Holder had fully exercised this Warrant immediately prior to the record date for such Special Distribution, and the Company shall pay or distribute such pro-rata share to Warrant Holder when paid or distributed to the holders of the Shares, or the Warrant Holder may at its option decline to accept such payment or distribution in which case the (x) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Distribution, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price immediately prior to such effective date less any cash and the then fair market value, as determined in good faith by the Board of Directors of the Company, of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Distribution with respect to one Share, and the denominator of which shall be the Market Price immediately prior to such effective date, and (y) the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Special Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Distribution and the denominator of which shall be the Exercise Price in effect immediately after such Special Distribution. A reclassification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of any other class of stock shall be deemed to be a distribution by the Company to the holders of its Shares of such class of stock and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as part of such reclassification, a Share Reorganization.

(ii) If, at any time after the Closing Date, the Company or any Subsidiary shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any Shares of the Company at an aggregate repurchase price that exceeds the aggregate Market Price for the securities repurchased determined as of the Business Day immediately prior to the earliest of (i) the date of such Repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the “Determination Date”), then the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted as follows:

(A) The Exercise Price shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such issuance or sale times (B) a fraction, (I) the numerator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase less (y) the Repurchase Premium (as defined below), and (II) the denominator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase.

(B) The number of Warrant Shares issuable upon exercise of this Warrant shall be increased to the number of Shares determined by multiplying (x) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such distribution times (y) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (A) of this Section 5(c)(ii) and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

The amount by which the aggregate repurchase price for all Shares repurchased in any Repurchase (including for such purposes any fees or other direct or indirect consideration payable in connection therewith) exceeds the aggregate Market Price for such securities is referred to as the “Repurchase Premium.”

(d) Capital Reorganization. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Share Reorganization) in, outstanding Shares, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a “Capital Reorganization”), then, effective upon the effective date of such Capital Reorganization, the Warrant Holder shall no longer have the right to purchase Shares, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of securities and property (including cash) which the Warrant Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if the Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Warrant Holder an agreement as to the Warrant Holder’s rights in accordance with this Section 5(d), providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 and otherwise having the same terms and conditions as set forth herein. The provisions of this Section 5(d) shall similarly apply to successive Capital Reorganizations.

(e) Adjustment Rules.

(i) Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii) No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant.

(iii) If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

(iv) In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(v) Notwithstanding anything herein to the contrary, no adjustment pursuant to this Section 5 shall cause the aggregate Exercise Price for all of the Warrant Shares to increase to more than $100.00.

(f) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(g) Notice of Adjustment. Not less than 15 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable. In connection with any such adjustment or readjustment, at its sole cost and expense, the Company will also cause independent certified public accountants registered with the Public Company Auditors Oversight Board (which may be the regular auditors of the Company) selected by the Company to verify its computations and, in connection with the preparation of the Company’s quarterly financial statements prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Share Distribution issued or sold or deemed to have been issued, (ii) the number of Shares outstanding or deemed to be outstanding, and (iii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the Warrant Holder and will, upon the written request at any time of the Warrant Holder, furnish to such holder a like report setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office and will cause the same to be available for inspection at such office during normal business hours by the Warrant Holder or any prospective purchaser of this Warrant designated by the Warrant Holder.

(h) Subsequent Warrants. Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants theretofore or thereafter issued may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant.

(i) Disputes. Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the Appraiser, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

(j) Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its Articles of Incorporation so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company irrevocably agrees that if the Warrant Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.

(k) Other Actions Affecting Shares.

(i) Equitable Equivalent. In case any event shall occur as to which the provisions of this Section 5 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Warrant Holder, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, at the request of the Requisite Holders, the Company shall provide to the Warrant Holders information sufficient to support the Company’s determination for not making such adjustment in accordance with this Section 5, and the Requisite Holders shall have a period of 20 days from their receipt of all such information so requested to notify the Company in writing of their decision to contest such determination. If the Requisite Holders do not deliver such a notice to the Company within such 20-day period, the Requisite Holders will be deemed to have agreed with the Company’s determination that no adjustment is required in respect of such event. If, following a period of 10 days following delivery of such notice, the Company and the Requisite Holders are unable to agree as to whether an adjustment is required in respect of such event, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the holder or the holders of the Requisite Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein, if any. The costs and expenses of such investment bankers shall be borne by the Company, if the investment bankers’ opinion states that an adjustment is required in respect of such event, and by the Warrant Holders (allocated pro rata among all Warrant Holders) if the investment bankers’ opinion states that an adjustment is not required in respect of such event.

(ii) No Avoidance. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Kansas law.

(l) Calculation of Consideration Received. The consideration for the issue or sale of any Share Distribution shall, irrespective of the accounting treatment of such consideration:

(i) insofar as it consists of cash, be computed at the amount of cash actually received by the Company before any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii) insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the Appraised Value thereof at the time of such issue or sale; and

(iii) insofar as it consists neither of cash nor of other property, be computed as having no value.

(m) Reserved.

(n) Appraisal.

(i) At least 20 days prior to an event requiring a determination of the Appraised Value of a Share, other than in respect of the exercise of a Put Option, with respect to which only the provisions of clause (ii) below shall apply, the Company and the Requisite Holders shall in good faith attempt to mutually agree upon such Appraised Value. In the event the Company and the Requisite Holders cannot agree upon the Appraised Value within such thirty-day period, then the Company shall in good faith determine the Appraised Value of a Share and deliver the same to the Requisite Holders. If the Requisite Holders shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holders shall by notice to the Company (an “Appraisal Notice”) given within 20 days after the Company notifies the holders of such determination (the “Appraisal Notice Period”), elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section. If the Requisite Holders do not deliver an Appraisal Notice to the Company within the Appraisal Notice Period, the Requisite Holders will be deemed to have agreed with the Company’s determination Appraised Value.

(ii) The Company shall within ten (10) days after an Appraisal Notice or Put Notice, as applicable, shall have been given, engage an independent investment bank of national repute (the “Appraiser”) selected by the Requisite Holders (with the consent of the Company, such consent not to be unreasonably withheld) and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined by assuming the Company is sold in an arm’s length transaction between a willing seller and a willing buyer as a going concern, without deduction for (A) liquidity considerations, (B) minority shareholder status, or (C) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company; provided, however, that in connection with a determination of the Appraised Value of a Share related solely to a private issuance of Shares by the Company to an unaffiliated third party for cash, such determination may consider the absence of a public trading market for such Shares and minority shareholder status, notwithstanding clauses (A) and (B) above. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company; provided, however, if the Company’s determination is greater than the Appraiser’s determination by more than 20%, then the costs of conducting such Appraisal shall be borne by the Warrant Holders (allocated pro rata among all Warrant Holders); provided, further, that with respect to an Appraisal conducted in connection with the exercise by the Warrant Holders of a Put Option, the Company shall be responsible for the first $50,000 of the total costs of engagement of such investment bank in respect of up to two (2) such Appraisals, and any amounts in excess of such amount (or any amounts in respect of any such Appraisals beyond two (2) Appraisals, as applicable) shall be borne equally by the Company and the Warrant Holders exercising such Put Option (allocated pro rata among all such Warrant Holders).

Section 6. Registration of Warrant Shares.

Neither the Warrant nor the Warrant Shares have been registered with the Commission under the Securities Act or qualified for sale pursuant to any state blue sky law, and neither may be sold or transferred without such registration or qualification, except pursuant to an exemption therefrom. No rights shall be hereby granted which are in violation of applicable securities laws or regulations.

(a) Demand Registration.

(i) At any time during the Demand Registration Period upon delivery to the Company by the holder or holders of at least 50% of all Warrants and Warrant Shares (such percentage determined by aggregating the number of Warrant Shares into which Warrants are then exercisable and the number of Warrant Shares then outstanding) (such holder or holders, the “Initiating Holders”) of a written request (a “Registration Request”) that the Company effect a registration under the Securities Act of Registrable Securities, which Registration Request shall specify the number of Registrable Securities proposed to be sold (which number of Registrable Securities for all such Initiating Holder(s) must aggregate at least 50% of the Warrant Shares as of such date), and the intended method of disposition thereof, the Company will:

(x) promptly (but in any case within 10 days) give written notice of such Registration Request to all other holders of Warrants and to all other holders of Registrable Securities, which holders shall be entitled to join such Registration Request by delivering to the Company within 30 days a notice specifying the number of Registrable Securities proposed to be sold and the intended method of disposition thereof, in which case the term “Initiating Holders” shall include such other holders and the Registration Request shall be deemed to cover such holders and such number of Registrable Securities proposed to be sold by such holders; and

(y) use its best efforts to effect, as expeditiously as practicable, the registration of all Registrable Securities covered by such Registration Request;

provided that (A) subject to Section 6(a)(ii) the Company shall not be obligated to effect a registration of Registrable Securities pursuant to the Warrants on more than one occasion for Registration Requests from each of the Initial Holders (provided that in the event that notwithstanding its best efforts, the Company is unable to register 100% of the Registrable Securities in connection with such Registration Request by an Initial Holder, such Initial Holder shall be entitled to one additional Registration Request), (B) the Company shall not be obligated to effect a registration of Registrable Securities pursuant hereto on more than one occasion in any six month period, and (C) notwithstanding any provision to the contrary herein, the Company may delay the filing of a registration statement for such Registrable Securities for a period of up to 90 days, measured from the date that the Company receives the applicable Registration Request, by furnishing to each Initiating Holder within 10 Business Days of such receipt a certified resolution of the Board of Directors of the Company stating that in the good faith judgment of the Board it would be detrimental or otherwise disadvantageous to the Company and its shareholders for such a registration statement to be filed at such time. If the Company furnishes such certified resolution, the Initiating Holders may, in their discretion, elect to relieve the Company of its obligation to proceed to effect the requested registration of the Registrable Securities upon the expiration of the 90-day period by withdrawing their Registration Request. A Registration Request withdrawn pursuant to the previous sentence shall not be counted as a Registration Request for purposes hereof.

(ii) If the Initiating Holders or the Company so elect, the offering of the Registrable Securities to be registered following a Registration Request shall be in the form of an underwritten offering, in which case (x) the Initiating Holders and the Company shall mutually agree upon and select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that if the Initiating Holders and the Company cannot mutually agree, the Company will be entitled to select the managing underwriters and additional investment bankers, but the managing underwriters and additional investment bankers so selected must by reasonably satisfactory to the Initiating Holders, (y) the right of any Initiating Holder to cause the Company to register its Registrable Securities pursuant to this Section 6(a) shall be conditioned upon the inclusion of such Initiating Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by such Initiating Holder and a majority in interest of all Initiating Holders) to the extent provided herein and (z) all Initiating Holders proposing to include their Registrable Securities in the registration and underwritten offering shall enter into an underwriting agreement in customary form with the representative(s) of the underwriters for such underwritten offering; provided further that the Company may decline to have the offering of such Registrable Securities be in the form of an underwritten offering, in which case such Registration Request shall not be counted as a Registration Request for the purposes of the limitation on the number of Registration Requests contained in the proviso to Section 6(a)(i); provided, further, the Company may not decline to have the offering of any Registrable Securities pursuant to a Registration Request on more than one (1) occasion in any twelve-month period, and the Warrant Holders may not make a second request for an underwritten offering during this twelve-month period.

(iii) Any registration statement filed pursuant to a Registration Request may include other securities of the Company being sold for the account of the Company or for the account of any other holders. If the representative(s) of the underwriters for an offering which includes any such other securities advises the Company that marketing factors require a limitation on the amount of securities to be underwritten, the amount of securities that shall be entitled to be included in the registration and underwriting shall be allocated first to the Registrable Securities (and if the limitation is such that the Registrable Securities held by all participating holders cannot be so included, then the allocation shall be among the participating holders in proportion to the Registrable Securities held by them), and second to securities being sold for the account of the Company and any other holders.

(b) Form S-3. After the Company’s initial public offering of Shares registered under the Securities Act, the Company shall use its reasonable best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), the Initiating Holders shall have the right at any time and from time to time to request registration on Form S-3 (or any successor form) for the Warrant Shares held by such requesting Investor having an aggregate value of at least $500,000 (based on the then current market price), including registrations for the sale of such Warrant Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; provided, that the Company shall not be obligated to register such Shares on more than two (2) occasions in any twelve-month period. Such requests shall be in writing and shall state the number of Warrant Shares to be disposed of and the intended method of disposition of such Shares by such Initiating Holders.

(c) Piggyback Registration.

(i) If the Company at any time or from time to time proposes to file a registration statement under the Securities Act with respect to an offering of Shares for cash (x) for the Company’s own account (other than registration statement on Form S-4 or S-8 (or any successor or similar form that may be adopted by the Commission)) or (y) for the account of any holders of Shares, Options, or Convertible Securities other than Warrants and Warrant Shares, then the Company at each such time shall give prompt written notice of such proposed filing to each holder of Warrants and to each holder of Registrable Securities (but in no event less then 10 Business Days before the anticipated filing date), and such notice shall offer each holder of Warrants and each holder of Registrable Securities the opportunity to register such number of Registrable Securities as the such holder may request, by notice to the Company within 5 Business Days, on the same terms and conditions as the other Shares to be included in such offering.

(ii) If the registration of which the Company gives notice pursuant to this Section 6(c) is for an underwritten public offering, (x) the notice provided by the Company shall so state, (y) the right of any holder of Registrable Securities to cause the Company to register such holders’ Registrable Securities pursuant to this Section 6(c) shall be conditioned upon the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein and (z) all holders of Registrable Securities proposing to include their Registrable Securities in the registration shall enter into an underwriting agreement in customary form for such an underwritten offering with the representative(s) of the underwriters selected by the Company. The Company shall have no obligation to consult with or obtain the consent of any holder of Warrants or any holder of Registrable Securities in selecting any underwriters or investment bankers for an offering registered pursuant to this Section 6(c).

(iii) Notwithstanding any other provision of this Section 6(c), if an offering for which the Company gives notice pursuant to Section 6(c)(i) is to be underwritten and the representative(s) of the underwriters for the offering advises the Company that marketing factors require a limitation on the amount of securities to be underwritten, (x) the Company shall so advise all holders of Registrable Securities requesting registration pursuant to this Section 6(c) and (y) the amount of Registrable Securities requested to be offered may be excluded or reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such representative(s) of the underwriters; provided that the amount of securities entitled to be included in the registration and underwriting shall be allocated first to the securities being sold for the Company’s own account (based on the number of such securities specified in the notice given by the Company pursuant to Section 6(c)(i)) and then to the Registrable Securities (allocated among the participating holders in proportion to the Registrable Securities requested to be registered thereby in such offering).

(iv) The Company may withdraw its notice of proposed registration given pursuant to Section 6(c)(i) at any time by giving written notice to each holder of Warrants and each holder of Registrable Securities, whereupon the Company shall not be required to cause such proposed registration to be effected.

(d) Registration Procedures. Upon receipt of a request for registration of Registrable Securities pursuant to Section 6(a), 6(b) or 6(c) the Company will thereupon use its best efforts to effect the registration of the Registrable Securities that are the subject of such request as expeditiously as possible, subject to the provisions of Section 6(a), 6(b) or 6(c) and in connection therewith:

(i) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof; the Company will include in such registration statement all information that any holder of such Registrable Securities (collectively, the “Participating Holders”) shall reasonably request for the purpose of conforming such registration statement to the requirements of applicable law or of correcting any material misstatement or omission therein; and the Company will use its best efforts to cause such filed registration statement to become and remain effective until the securities covered by such registration statement are sold but not for more than 120 days;

(ii) Prior to filing such registration statement or any amendment or supplement thereto, the Company will furnish to the Participating Holders, their counsel and to each managing underwriter, if any, copies thereof, and thereafter furnish to the Participating Holders, their counsel and to each managing underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) in the prospectus included in such registration statement (including each preliminary prospectus) as the Participating Holders, their counsel or any managing underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

(iii) After the filing of the registration statement, the Company will promptly notify each Participating Holder of any stop order issued or, to the Company’s knowledge, threatened to be issued by the Commission and take all reasonable actions as soon as practicable to prevent the entry of such stop order or to remove it if entered.

(iv) The Company will use its best efforts to register or qualify the Registrable Securities to be offered by the Participating Holders for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as any Participating Holder shall reasonably request; provided that the Company will not be required to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

(v) At any time when a prospectus relating to a sale of Registrable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, the Company will promptly notify each Participating Holder of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly make available to each Participating Holder and to the underwriters any such supplement or amendment. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Warrant Holder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Warrant Holder and the underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Warrant Holder will deliver to the Company all copies, other than permanent file copies then in the Warrant Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the 120-day period during which such registration statement is required to be maintained effective as provided in Section 6(d)(i) shall be extended by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Warrant Holder such supplemented or amended prospectus.

(vi) The Company will enter into customary agreements (including an underwriting agreement in customary form if the offering is to be underwritten) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

(vii) The Company will furnish to each Participating Holder and to each underwriter a signed counterpart, addressed to the Participating Holder or underwriter, of (x) an opinion or opinions of counsel to the Company and (y) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and reasonably satisfactory in form and substance to each Participating Holder and underwriter, and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as any Participating Holder or the managing underwriter or underwriters reasonably request.

(viii) The Company will use its best efforts to comply with all applicable rules and regulations of the Commission, and will make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 10(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(ix) The Company will use its best efforts to cause all Registrable Securities registered pursuant to this Section 6 to be listed on each securities exchange on which securities issued by the Company of the same class as such Registrable Securities are then listed or to cause such Registrable Securities to be quoted on the Nasdaq Global Market if other securities issued by the Company of the same class are quoted thereon.

(x) The Company will promptly notify each Participating Holder and the managing underwriter or underwriters, if any, (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) of any request by the Commission for any amendment or supplement to the registration statement or the prospectus or for additional information; and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws or any jurisdiction or the initiation or threat of any proceeding for such purpose.

(xi) The Company will make available for inspection by a representative of a Participating Holder, by any underwriter participating in any disposition pursuant to the registration and by any attorney or accountant retained by a Participating Holder or underwriters (each, an “Inspector”) such financial and other records, pertinent corporate documents and properties of the Company as the Company may reasonably request (the “Records”), and the Company will cause the officers, directors and key employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration.

(xii) The Company may require any Participating Holder to furnish in writing to the Company such information regarding the Participating Holder, as the case may be, the plan of distribution of the Registrable Securities and other information as may be legally required, as the Company may from time to time reasonably request in writing.

(xiii) As a condition to the inclusion of Registrable Securities owned by any Participating Holder in a registration pursuant to Sections 6(a) or 6(b), each such Participating Holder shall, if reasonably requested by the Company or by the representative(s) of the underwriters (if any) for such registered offering, agree to deliver to the Company and such representative(s) a legal opinion of such holder’s counsel, covering such matters customarily requested of selling shareholders in connection with a public offering of Shares as the Company or such representative(s) may reasonably request and in a form reasonably satisfactory to the Company or such representative(s), upon the closing of such offering.

(e) Registration Expenses. The entire costs and expenses of any registration and qualification pursuant to this Section 6 shall be borne by the Company. Such costs and expenses shall include (i) all costs and expenses incident to the preparation, printing and filing of the registration statement and all amendments and supplements thereto, including all reasonable word processing, duplicating and printing expenses, (ii) all registration and filing fees payable to the Commission or the National Association of Securities Dealers, Inc., (iii) all fees and expenses (including reasonable fees and expenses of counsel) of compliance with securities or blue sky laws, (iv) the fees and expenses of counsel for the Company, of its independent accountants and of any other experts retained by the Company, (v) the reasonable fees and expenses of one firm of counsel to represent the Participating Holders in connection with such registration and qualification, (vi) the cost of furnishing a reasonable number of copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Registrable Securities, (vii) all necessary and appropriate messenger and delivery expenses and (viii) all fees and expenses incurred in connection with any listing of the Registrable Securities on any securities exchange or providing for the quotation of the Registrable Securities on the NASDAQ Global Market; provided that each Participating Holder shall pay any underwriting fees, discounts or commissions attributable to the sale of its Registrable Securities.

(f) Indemnification by the Company. In the event of any registration pursuant to Section 6(a), (b) or (c) hereof, the Company agrees to indemnify and hold harmless each Participating Holder, its officers and directors, and each Person, if any, who controls any Participating Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement of omission or alleged untrue statement or omission based upon information relating to the Participating Holder or the plan of distribution furnished in writing to the Company by the Participating Holder expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Participating Holder provided in this Section 6(f).

(g) Indemnification by the Participating Holder. Each Participating Holder agrees to indemnify and hold harmless the Company, its officers and members of its Board of Directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Participating Holder, but only with reference to information relating to such Participating Holder or the plan of distribution furnished in writing by the Participating Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Participating Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters, if requested by such underwriters, on substantially the same basis (but only with respect to such Participating Holder and its Registrable Securities) as that of the indemnification of the Company provided in Section 6(f).

(h) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 6(f) or 6(g), such Person (the “Indemnified Party”) shall promptly notify the Person against whom such Indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than two separate firms of attorneys (in addition to any legal counsel to such Indemnifying Party) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Parties shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent, or if there by a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

(i) Lock Up. In connection with an underwritten public offering of Shares of the Company registered pursuant to the Securities Act, if the managing underwriter for such registration shall so request, the holders of Registrable Securities shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those Shares included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the holders of Registrable Securities, which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 90 days after the effective date of such registration statement; provided that no holder of Registrable Securities shall be subject to such restriction unless all of the officers, directors and Affiliates of the Company are subject to, and remain subject to, the same restrictions.

Section 7. Transfer of Warrant.

The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled. The Company shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof. The Warrant Holder agrees that any such transfer shall be made in compliance with all applicable securities laws.

Section 8. Assistance in Disposition of Warrant or Warrant Shares.

Notwithstanding any other provision herein, in the event that it becomes unlawful for the Warrant Holder to continue to hold the Warrant, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on any the Warrant Holder by any statute, regulation or governmental authority which, in the judgment of the Warrant Holder, make it unduly burdensome to continue to hold the Warrant or such Shares, the Warrant Holder may sell or otherwise dispose of the Warrant (subject to the restrictions on transfer provided in Section 7) or its Shares, and the Company agrees to provide reasonable assistance to the Warrant Holder in disposing of the Warrant and such Shares in a prompt and orderly manner and, at the request of the Warrant Holder, to provide (and authorize the Warrant Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Warrant or Shares owned by the Warrant Holder.

Section 9. Buyback Rights.

(a) Put Option. (i) At any time and from time to time during the Put Period, upon delivery to the Company or Parent by the holder or holders of at least 50% of all Warrants and Warrant Shares (such percentage determined by aggregating the number of Warrant Shares for which all outstanding Warrants are then exercisable and the number of Warrant Shares then outstanding) (the “Selling Holders”) of a written request (a “Put Notice”) that the Company and/or Parent purchase all or a portion of the outstanding Warrants and Warrant Shares held by such Selling Holders (such portion as specified in the Put Notice, the “Put Securities”), the Company and/or Parent, as applicable, will:

(x) promptly, but in any event within 10 days, give written notice of such Put Notice to all other holders of Warrants and to all other holders of Warrant Shares which notice shall state whether or not any Put Deferral Event will be applicable, which holders shall be entitled to join such Put Notice by delivering to the Company within 10 days a notice so specifying, in which case the term

“Selling Holders” shall include such other holders and the “Put Securities” shall include the number of Warrants and Warrant Shares held by such holders which are to be covered by the Put Notice;

(y) not less than 30 days after its receipt of the initial Put Notice, notify the Selling Holders of the date (the “Put Closing Date,” which shall not be less than 45 nor more than 90 days after the date of the initial Put Notice) on which the Company and/or Parent, as applicable, will purchase the Put Securities of the Selling Holders; and

(z) on the Put Closing Date purchase all Put Securities of each Selling Holder for the applicable Put Amount.

(ii) The aggregate purchase price payable by the Company and/or Parent, as applicable, to each Selling Holder upon any exercise of the Put Option shall be (A) the product of (1) the aggregate number of Put Securities then being purchased from such Selling Holder and (2) the applicable Put Purchase Price less (B) an amount equal to the product of (1) the number of Warrants of such Selling Holder being purchased and (2) the Exercise Price that would have been payable had such Warrant been exercised on the date of the Put Notice (such net amount being the “Put Amount” payable to such Selling Holder and the aggregate of all Put Amounts payable to all Selling Holders under such Put Notice, before deducting the amount of any reduction of individual Put Amounts pursuant to clause (z) of the first proviso of Section 9(a)(iii), being the “Aggregate Put Amount”).

(iii) On the Put Closing Date, the Company and/or Parent, as applicable, shall pay the applicable Put Amount to each Selling Holder, in cash by (at the option of such Selling Holder) (A) wire transfer to an account in a bank located in the United States designated by such Selling Holder for such purpose or (B) a certified or official bank check drawn on a member of the New York Clearing House payable to the order of such Selling Holder; provided that to the extent the cash payment of the Aggregate Put Amount would (w) constitute an “Event of Default” under the Senior Credit Agreement, or (x) result in a material violation, as determined by a written opinion of counsel for the Company satisfactory to Requisite Holders, of any statute, law, rule, regulation, injunction, decree or judgment of any governmental authority applicable to the Company and/or Parent, as applicable (each of (w) and (x) being a “Put Deferral Event”), the cash payment to each Selling Holder shall be proportionately reduced (based on their respective Put Amount) and, at the option of such Selling Holder (y) the amount of such reduction (i.e., the amount not paid in cash, herein called the “Put Deferral Amount”) shall be paid by the Company and/or Parent, as applicable, to such Selling Holder as set forth below or (z) the number of Warrants and Warrant Shares of such Selling Holder included in the Put Notice shall be reduced so that, after giving effect to such reduction, the applicable Put Amount for such Selling Holder shall equal the amount of the cash payable to such Selling Holder under this proviso; provided further that before any Selling Holder shall be obliged to accept any such reduction in cash payment, the Company and/or Parent, as applicable, shall demonstrate to the satisfaction of the Selling Holders that the Company used its best efforts to remove or cure the cause of, or avoid the occurrence of, such Put Deferral Event (including, in the case of a Put Deferral Event of the type described in clause (w) above, the obtaining of a waiver from the holders of the indebtedness outstanding under the Senior Credit Agreement or the replacement of the Senior Credit Agreement with a credit facility which would permit the payment of the Aggregate Put Amount in full in cash or the consummation of sufficient debt and/or equity financing from third party financing sources to honor its obligation to pay the Aggregate Put Amount) and each Selling Holder may, at its option, elect not to participate in such sale. However, failure of the Company and its Subsidiaries to have sufficient funds for the repurchase of any portion or all of the Put Securities, or failure to pay any portion or all of the Aggregate Put Amount due to a restriction in the Senior Credit Agreement, or failure to obtain any such financing to fund any portion or all of the Aggregate Put Amount, shall not excuse a failure to repurchase the Put Securities, and the Company and/or Parent, as applicable, shall be and remain liable for the full amount of all sums payable in accordance with the provisions of this Section 9(a) until paid in full. Except to the extent otherwise provided with respect to the Put Deferral Amount, any amounts in respect of such purchase not paid to any Selling Holder in cash on the Put Closing Date shall accrue interest beginning on the date of the Put Closing Date at a rate per annum of fourteen percent (14%) until paid in full. Interest accruing on any Put Deferral Amount shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (a “Quarterly Date”) and the Company and/or Parent, as applicable, shall issue a note with such terms to the Selling Holder (the “Put Note”). The Put Note shall otherwise be of the same form and tenor as the Note and shall have the benefit of the same covenants and other terms and conditions of the Note and shall require that the Put Deferral Amount shall be payable in full on each Quarterly Date after its issuance unless, not more than 30 nor less than 10 days prior to such Quarterly Date, the Company and/or Parent, as applicable, has delivered to the holder of such Put Note a certificate of the chief financial officer of the Company that the applicable Put Deferral Event is continuing, which certificate shall be accompanied by supporting documentation satisfactory to such holder, and shall in any case be payable in full on the earlier of (x) the second anniversary of the applicable Put Closing Date, (y) the occurrence of a subsequent Put Event, and (z) the refinancing of any indebtedness that ranks prior or pari passu in right of payment to the payment of the Put Deferral Amount.

(iv) On the Put Closing Date (assuming the Put Amount has been paid in full), each Selling Holder shall surrender its applicable Put Securities to the Company and/or Parent, as applicable, without any representation or warranty (other than that such holder has (A) good and valid title thereto free and clear of liens, claims, encumbrances and restrictions of any kind created by such holder and (B) the power and authority to surrender such Warrants and Warrant Shares), against payment therefor as above provided.

(v) Notwithstanding anything herein to contrary, each Selling Holder may revoke its Put Notice at any time prior to its receipt of the Aggregate Put Amount.

(vi) Anytime during the Put Period or at anytime the Put Deferral Amount remains outstanding, the Warrant Holder shall be entitled to request that the Company and/or Parent provide written disclosure to the Warrant Holder (in reasonable detail reasonably acceptable to the Warrant Holder and subject to appropriate confidentiality agreements) of any transactions, planned transactions or potential transactions known to, or under consideration by, the Company and/or Parent and which could reasonably be expected to be information of the type and character that a purchaser or seller of the Company’s capital stock would desire before undertaking or consummating such a purchase or sale, including a detailed description of any transaction(s) constituting a Put Event. If so requested, such information shall be provided within five (5) business days of the request.

(b) Call Option. (i) Upon written notice from the Company to the holders of all outstanding Warrants and Warrant Shares (a “Call Notice”) made during the Call Period and prior to a Qualified IPO, the Company may purchase all (but not less than all) of the Warrants and Warrant Shares outstanding (the “Call Option”). Any Call Notice shall confirm the number of Warrants and Warrant Shares (the “Call Securities”) to be purchased from each holder, the price to be paid to such holder, the method of determination of such price, the date of the purchase (the “Call Closing Date,” which shall be no less than 10 days and no more than 30 days after of the date of the Call Notice), and that the Company has funds available to it in an amount sufficient to make such purchase without violating any legal restrictions or rights of third parties. The aggregate purchase price payable by the Company to all holders upon exercise of the Call Option shall be the Call Purchase Price. The Call Purchase Price shall be apportioned to each holder in accordance with the aggregate number of Call Securities held by such holder. The portion of the Call Purchase Price payable to each holder shall be reduced by an amount equal to the product of (1) the number of Warrants of such holder being purchased and (2) the Exercise Price that would have been payable had each such Warrant been exercised.

(ii) The Company shall purchase the Call Securities from the holders on the Call Closing Date.

(iii) On the Call Closing Date, each holder of the Warrants and Warrant Shares shall surrender its Warrants and Warrant Shares to the Company without any representation or warranty (other than that such holder has (i) good and valid title thereto free and clear of liens, claims, encumbrances and restrictions of any kind created by such holder and (ii) the power and authority to surrender such Warrants and Warrant Shares), against payment therefor by (at the option of such holder) (1) wire transfer to an account in a bank located in the United States designated by such holder for such purpose or (2) a certified or official bank check drawn on a member of the New York Clearing House payable to the order of such holder.

(iv) Notwithstanding the foregoing, if on or prior to the date nine (9) months after the Call Closing Date (i) the Company consummates a Qualified IPO, (ii) the Company effects a capital reorganization or any reclassification or recapitalization of its capital stock, (iii) the Company or any Subsidiary or their stockholders consummates a consolidation or merger involving the Company or such Subsidiary and any other Person, (iv) the Company or any Subsidiary transfers all or substantially all the assets or capital stock of the Company or such Subsidiary to another Person, (v) a majority of the stockholders on the date hereof sells or otherwise transfers in excess of 50% of the capital stock of the

Company, (vi) the Company effects, submits or consents to any voluntary or involuntary dissolution, liquidation or winding-up of the Company or any Subsidiary, or (vii) the Company issues any shares of its capital stock (other than shares of capital stock issued to employees of the Company pursuant to an incentive equity plan approved by the Board of Directors) (each of the foregoing events being referred to as an “Adjustment Event”), then the Company shall pay to each holder as additional compensation an amount (the “Clawback Amount”) equal to the product of (A) the difference between (i) the highest price per share paid, to be paid or deemed received by the Person or Persons purchasing or receiving Common Stock or assets in connection with such Adjustment Event (less underwriting commissions and other appropriate costs and expenses) and (ii) the quotient obtained by dividing the Call Purchase Price by the number of Call Securities, and (B) the number of Call Securities held by such holder immediately prior to the Call Closing Date; provided, however, that such payment shall only be required if the positive difference between the amount in clause (A)(i) and clause (A)(ii) above is equal to or greater than ten percent (10%) of the amount in clause (A)(ii) above (the “Clawback Threshold”) (for the avoidance of doubt, if such Clawback Threshold is met, then the Company and/or Parent, as applicable, shall be obligated to pay to the Holder the entire Clawback Amount). Without limiting any of the foregoing, and subject to rights of the Requisite Holders pursuant to Section 5(n), in the event Parent and/or one or more stockholders of Parent consummates or effects any of the transactions described in clauses (i)-(vii) above or any other significant transaction, in each case in connection with which the value of the Company implied by such event would, if such transaction were included in the definition of Adjustment Event, result in the payment by the Company to the Warrant Holders of a Clawback Amount, then the Company and/or Parent, as applicable, shall pay to each Warrant Holder such Clawback Amount in connection with such transaction.

Section 10. Covenants. The Company agrees that:

(a) Financial and Other Information. The Company will keep, and will cause its Subsidiaries to keep, proper books of record and account in accordance with GAAP consistently applied throughout the periods covered in which full and true entries will be made of all dealings or transactions relating to their business and affairs, and the Company shall cause to be furnished to each Warrant Holder for so long such Warrant Holder holds any Warrant or Warrant Shares:

(i) As soon as practicable and in any event within thirty (30) days after the end of each month, including the month of March, June, September and December (A) unaudited consolidated statements of income, retained earnings and cash flows of the Company for such month and the year-to-date period, and an unaudited consolidated balance sheet of the Company as of the end of such month, prepared in accordance with GAAP (except for normal adjustments and accruals and the lack of footnotes and other presentation items) consistent with past practice, (B) in comparative form, figures for the actual results for the corresponding month and year-to-date periods in the immediately preceding fiscal year and amounts projected for such month pursuant to Section 10(a)(iv), and (iii) a copy of the monthly Credit Review Alert Report;

(ii) Within forty-five (45) days after the end of each Fiscal Quarter including the fourth (4th) Fiscal Quarter, (A) unaudited consolidated statements of income, retained earnings and cash flows of the Company for such quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and unaudited consolidated balance sheets of the Company as of the end of such Fiscal Quarter, all of which statements and balance sheets shall be in reasonable detail, prepared in accordance with GAAP (except for normal adjustments and accruals and the lack of footnotes and other presentation items) consistent with past practice, and certified as accurate by the Chief Financial Officer of the Company, and (B) in comparative form, figures for the actual results for the corresponding periods in the immediately preceding Fiscal Year and amounts projected for such periods pursuant to Section 10(a)(iv), together with a written report (or such SEC Report which shall contain the same information) providing explanations of any material variances and any material variances in connection with the Projections covering such Fiscal Quarter;

(iii) Within ninety (90) days after the end of each Fiscal Year, (A) audited consolidated statements of income, retained earnings and cash flows of the Company for such year, and consolidated balance sheets of the Company as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year, all of which statements and balance sheets shall be in reasonable detail and satisfactory in scope to the Warrant Holders and prepared by the Company and audited by Summers, Spencer & Callison, CPAs, or another respected firm of independent certified public accountants selected by the Company and reasonably satisfactory to the Warrant Holders, whose opinion shall be unqualified and shall be prepared in accordance with GAAP and generally accepted auditing standards, (B) such accountants’ comment letter on the Company’s internal financial or accounting systems or controls which shall be issued as well as copies of all other reports submitted by the Company’s accountants; and the Company agrees that they shall request such a comment letter to be prepared in connection with each audit, (C) a written report (which may include a SEC Report that contains the same information) providing explanations of any material variances from the previous Fiscal Year and any material variances in connection with the Projections covering the previous Fiscal Year, and (D) the certification of the Chief Financial Officer of the Company that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of the Company and its consolidated Subsidiaries on a consolidated basis, as at the end of such Fiscal Year;

(iv) As soon as practicable and in any event before November 30 of each year, a Budget and Projections for each month of the next succeeding fiscal year (including a statement of underlying assumptions) for the Company, in the same format as the financial statements provided pursuant to Section 10(a)(i) and Section 10(a)(ii);

(v) If the Company shall otherwise prepare or have available financial statements and other information for the Company and its Subsidiaries on a consolidated basis, or shall provide their Governing Bodies (as applicable) with any financial information not otherwise provided for herein, they shall also furnish the same to the Warrant Holders in addition to the financial statements and other information for the Company and its Subsidiaries required to be furnished pursuant to the foregoing provisions of this Section 10(a);

(vi) When available, (A) all significant reports or written communications submitted to the Company or any of its Subsidiaries by its accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems, including any comment letters (or drafts thereof) delivered to management and all responses thereto, and (B) unless disclosed in SEC Reports, acquisition analyses for material acquisitions, presentations to lenders, financial institutions or potential investors, consultants’ reports relating to the Company and/or its Subsidiaries;

(vii) Promptly, with copies of all amendments, consent letters, waivers or modifications to, and any material notices or reports provided by any Person to the Company or any of its Subsidiaries pursuant to the terms of or in connection with, any Purchaser Document or any Subsidiary articles, operating agreement or bylaws, or by the Company or any of its Subsidiaries to any such Person;

(viii) Promptly, upon obtaining knowledge thereof, but in no event less than 5 Business Days prior to the occurrence of any Put Event; and

(ix) From time to time, such additional information regarding the business, properties, financial position, results of operations, or prospects of the Company or any of its subsidiaries as the Warrant Holder (or Initial Holder) may request;

provided that the Company shall not be required to deliver information and notices under this Section 10(a) if the Warrant Holder (or Initial Holder) is receiving the same information and notices as a Purchaser under the Note and Warrant Purchase Agreement.

(b) Intentionally Omitted.

(c) Debt. So long as any Put Deferral Amount is outstanding, the Company will not, and will not permit any of its Subsidiaries to, (i) incur or at any time be liable with respect to any Indebtedness (as defined in the Note and Warrant Purchase Agreement) except as permitted by Section 7.2 of the Note and Warrant Purchase Agreement, or (ii) make any payment or engage in any transaction to make any payment which would violate Section 6.16 of the Note and Warrant Purchase Agreement (subject to any applicable cure period).

(d) Observation Rights. The Company shall permit one (1) representative of each of the Initial Holders to attend and participate in all meetings of the Governing Bodies (as defined in the Note and Warrant Purchase Agreement) of the Company and its Subsidiaries and all committees thereof (the

“Observers”) provided, however, if as of any date of determination, either of the Initial Holders shall no longer be the holder of at least 25.0% of the Warrants and/or Warrant Shares held by such party as of the Closing Date then a Required Interest at such time shall be entitled to appoint from time to time a replacement Observer, which shall be reasonably acceptable to the Company; and provided, further, that, the right to appoint Observers shall terminate upon the cancellation or retirement of all Warrants and Warrant Shares. The Company shall (i) give the Warrant Holders notice of all such meetings, at the same time as furnished to the members or the Governing Bodies of any of the Company and its Subsidiaries, (ii) pay the reasonable out-of-pocket costs and expenses of each Observer in connection with their attendance at such meetings or other activities, and indemnify each Observer to the fullest extent permitted by law in connection therewith, (iii) provide to each Observer all notices, documents and information furnished to the Governing Bodies of the Company and its Subsidiaries whether at or in anticipation of a meeting, an action by written consents or otherwise, at the same time furnished to such Governing Bodies, (iv) notify each Observer and permit such Observer to participate, on a non-voting basis, by telephone in, emergency meetings of such Governing Bodies and all committees thereof, (v) provide each Observer copies of the minutes of all such meetings at the time such minutes are furnished to the Governing Bodies of the Company or any of its Subsidiaries, and (vi) cause regularly-scheduled meetings of the Governing Bodies of the Company to be held no less frequently than quarterly, with at least one (1) meeting per year held in person. Subject to the foregoing, all such meetings can be held either in person or by conference call, at the option of the Company. The Company shall have the right to exclude the Observers from (i) any portion of a meeting of the Governing Body and/or (ii) the distribution of a certain portion of the documentation provided to the members of the Governing Body in connection with such meeting, if the presence of such Observers or the receipt of such materials would, in the reasonable opinion of outside counsel, result in the loss of attorney-client privilege to the Company with respect to such portion of the meeting or documents; provided, however, that upon and following the occurrence of any such exclusion, the Warrant Holders shall have the right, upon written notice to the Company, to nominate and have appointed to the Governing Bodies one or more representatives (in the same aggregate number and otherwise in accordance with the provisions, and subject to the limitations, as the appointment of Observers set forth above) of their choice, and the Company shall take all such action under its Articles of Incorporation, by-laws and other organizational documents necessary to effect the appointment and election of such individuals to the Governing Bodies, and Parent agrees to vote all of its Shares having voting power (and any other Shares over which it exercises voting control) in connection with the election of directors and to take such other actions as are necessary so as to elect and continue in office as directors such Persons, effective as of the next duly held meeting of such Governing Bodies following such notice from a Warrant Holder and for so long as the Warrant Holders are otherwise entitled to the right to appoint Observers under this Section 10(d). The Warrant Holders shall cause the Observers to execute a confidentiality agreement provided by the Company; provided, that, the terms of such agreement shall be no more burdensome than the confidentiality provisions set forth in Section 14(l).

(e) Amendments of Organizational Documents. The Company shall not amend its Articles of Incorporation, by-laws or other organizational documents in any way (whether by merger or otherwise) which would (i) adversely affect the Warrant Holder or the holders of Warrant Shares in any manner different from such amendment’s effect on the class of Shares taken as a whole, (ii) create any class of equity interests or securities other than the Shares (or securities which are convertible or exchangeable into Shares) or (iii) result in a change in the Company’s organizational form; provided that upon request of the Warrant Holder in connection with any proposed registration hereunder of Warrant Shares held by the Warrant Holder and for purposes of complying with any law or regulation applicable to the Warrant Holder which shall be confirmed by an opinion of counsel for the Warrant Holder, the Company will amend its Articles of Incorporation or other organizational documents (such amendment to be satisfactory in form and substance to the Warrant Holder), and take such other action as is necessary, to provide for the issuance of a class of non-voting Shares, the holders of which will have identical rights to those of the holders of the Shares, except for voting rights, and to the effect that the Warrant Holder or any of its Affiliates, as holders of such non-voting Shares shall not have the right to exchange and convert such non-voting shares for Shares but that any transferee of the Warrant Holder or any of its affiliates shall have the right to exchange and convert such non-voting shares for Shares. If the Articles of Incorporation or other organizational documents of the Company so amended upon the request of the Warrant Holder, any Warrants still held by the Warrant Holder after the registration of any of its Warrant Shares shall be deemed to be Warrants for the purchase of such Shares but otherwise shall have the same rights and benefits as the original Warrant.

(f) Antidilution Rights. So long as any Warrant remains outstanding, the Company shall not grant (whether directly or by assumption in a merger or otherwise) any rights or warrants to subscribe for or to purchase, or any options for the purchase of, Shares or other equity interests or securities convertible into or exchangeable for Shares or other equity interests containing provisions designed to protect against dilution thereof which at such time are or thereafter will become more advantageous to the holders thereof than the provisions of Section 5 protecting the Warrant Holder from dilution thereof.

(g) Securities Filings; Rules 144. The Company will (i) file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder, (ii) use its best efforts to cooperate with the Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary for the Warrant Holder or holder of Warrant Shares to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares, (iii) take such further action as the Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) upon the request of the Warrant Holder, deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements; provided that this subsection (g) shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.

(h) Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange, if any, on which the Shares are then listed.

(i) Competing Registration Rights. The Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 6, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the number of Warrant Shares or within 270 days of the effective date of any registration effected pursuant to Section 6.

(j) Inspection and Access. So long as this Warrant remains outstanding or any Initial Holder holds any Warrant Shares, the Company and each of its Subsidiaries shall allow the Warrant Holders (and/or their representatives), during business hours or at other reasonable times as frequently as the Warrant Holders may request (i) to inspect and audit any of their properties, to review reports, files, books, accounts and other records, to make and take away copies (including electronic copies), and (ii) to discuss, from time to time, the Company’s affairs, condition and finances with any of its current directors and officers; provided, however, that for so long as no default or breach of this Warrant has occurred and is continuing, the Warrant Holders (x) may not conduct in excess of two (2) such inspections and visits per calendar year and (y) shall be required to provide at least two (2) days notice prior to each such inspection and visit.

(k) Internationally Omitted.

(l) Structural Dilution. So long as this Warrant remains outstanding, the Company shall not permit any of its Subsidiaries to issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of any equity securities of such Subsidiary or any securities convertible into or exchangeable for such equity securities (or any rights to subscribe for or to purchase, or any warrants or options for the purchase of any such convertible or exchangeable securities), whether or not immediately exercisable or exercisable prior to the Expiration Date or thereafter.

(m) Notices Of Corporate Action. In the event of:

(i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or

(ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any Disposition Transaction, or

(iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(iv) any issuance of any Shares, Convertible Security or Option by the Company,

the Company will mail to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares (or other securities under Section 5(d)) shall be entitled to exchange their Shares (or other securities under Section 5(d)) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least forty-five (45) days prior to the date therein specified.

Section 11. Certain Actions. So long as this Warrant remains outstanding, the Company shall not:

(a) Effect, or permit to be effected, any of the following transactions: (i) the sale of 100% of the capital stock, the merger or consolidation of the Company or any Subsidiary where the surviving entity is not the Company or such Subsidiary, as applicable; (ii) the Company fails to own 100% of the capital stock of any Subsidiary or SPE; or (iii) the liquidation or dissolution of the Company or any Subsidiary; or

(b) Effect the sale, transfer or license, in a single transaction or a series of transactions, of the all or substantially all of the assets of the Company or any Subsidiary, except for sales or dispositions of Loans to Participating Lenders, and to Brooke Credit Funding, LLC, Brooke Warehouse Funding, LLC and Brooke Canada Funding, Inc., for the purpose of collateralizing a related advance under the Warehouse Line of Credit for the amount of such Loan and the receipt of proceeds for such advance and to SPEs for the purpose of Securitization, where such sale or disposition (a) is an arm’s length transaction and (b) the sale price is at least the fair market value of the Property sold;

provided, however, that the foregoing covenants shall not apply with respect to any such transaction in connection with which the Warrant Holder participates in the proceeds available to stockholders of the Company therefrom in an amount equal to the greater of (i) an amount in proportion to the such Warrant Holders’ percentage interest the Shares of the Company and (ii) the amount to which such Warrant Holder is entitled in connection with such event under Section 2.3 of the Securityholders Agreement.

Section 12. Lost, Mutilated or Missing Warrants.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 13. Waivers; Amendments.

Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Requisite Holders; provided that no such amendment or waiver shall, without the written consent of the Company and the Warrant Holder, (a) change the number of Warrant Shares issuable upon exercise of the Warrant or the Exercise Price, (b) shorten the Expiration Date, or (c) amend, modify or waive the provisions of this Section or the definition of “Requisite Holders.” Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Warrant Holder. The Company shall give prompt notice to the Warrant Holder of any amendment or waiver effected in compliance with this Section. No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 14. Miscellaneous.

(a) Shareholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a shareholder of the Company.

(b) Expenses. The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof (including, without limitation, the exercise of the rights of inspection set forth in Section 10(j)).

(c) Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d) Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e) Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and(b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f) Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g) Continued Effect. Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof (including Section 6) shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(i) Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(j) Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

(k) Termination. The provisions of Section 5, Section 9, Section 10 and Section 11 shall terminate upon a Qualified IPO.

(l) Confidentiality. The Warrant Holder agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information such Warrant Holder may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Warrant Holder pursuant to this Agreement, any related agreements, or pursuant to visitation or inspection rights granted hereunder, unless (i) such information is or becomes known publicly through no fault of Warrant Holder or (ii) Warrant Holder learns of such information from a third party who it is believed in good faith is entitled to disclose it. Notwithstanding the foregoing, a Warrant Holder may make (a) disclosures of such information to its Affiliates and to their agents and advisors (and to other persons authorized by a Warrant Holder to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 14(l), (b) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Warrant Holder of any of its Shares or any participations therein and who signs a non-disclosure agreement providing equivalent protection to the Company as is provided under this Agreement, (c) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Company and its Affiliates received by it from any of the Warrant Holders, and (d) disclosures required or requested by any Governmental Authority (as defined in the Note and Warrant Purchase Agreement) or representative thereof pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Warrant Holder shall make reasonable efforts promptly to notify the Company of any request by any Governmental Authority or representative thereof for disclosure.

[End of Text]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

Brooke Credit Corporation, a Kansas corporation

By
Name:	Michael S. Lowry
Title:	President and Chief Executive Officer

Address for Notices:

10950 Grandview Drive, Suite 600 Overland Park, KS 66210 Telephone: 800-642-1872 Facsimile: 913-339-6328

The undersigned Parent acknowledges and agrees to be bound solely with respect to Section 9 and Section 10(d) of this Warrant

Brooke Corporation, a Kansas corporation

By
Name:	Anita Larson
Title:	President and Chief Operating Officer

Address for Notices:

10950 Grandview Drive, Suite 600 Overland Park, KS 66210 Telephone: 800-642-1872 Facsimile: 913-339-6328

Exhibit A to Warrant

Form of Notice of Exercise

                            ,20

To: [The Company]

Reference is made to the Warrant dated                     . Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase                  Shares, and makes payment herewith in full therefor at the Exercise Price of $                     in the following form:                                                                                  .

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of                         , whose address is:                                                              .]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By
Name:
Title:

[ADDRESS OF WARRANT HOLDER]

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated                 , issued by Company. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED                                      (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 7 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:                             , 20

[NAME OF ASSIGNOR]

By
Name:
Title:

[ADDRESS OF ASSIGNOR]